Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

NeuroBo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity Debt Other Unallocated (Universal) Shelf	Common Stock, par value $0.001 per share Preferred Stock, par value $0.001 per share Debt Securities Warrants Common Stock, par value $0.001 per share, issuable upon exercise of Warrants	Rule 457(o)			$150,000,000	$147.60 per $1,000,000	$22,140.00
Total Offering Amounts						$150,000,000		$22,140.00
Total Fees Previously Paid								$ —
Total Fee Offsets								$14,837.00 (3)
Net Fee Due								$ 7,303.00

(1)

There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of securities and such indeterminate number of warrants to purchase common stock as shall have an aggregate initial offering price not to exceed $150,000,000. If any securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of securities as may be issued upon conversion of or exchange for preferred stock or securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.
(3)

On May 14, 2021, the registrant filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”), declared effective on May 26, 2021 (File No. 333-256135) (the “2021 Registration Statement”), registering the issuance of up to $150,000,000 of common stock, preferred stock, debt securities and warrants (the “2021 Securities”). A filing fee of $16,365 with respect to an aggregate of $150,000,000 of the

2021 Securities was paid in connection with the filing of the 2021 Registration Statement. Pursuant to the 2021 Registration Statement, the registrant brought down a total of $14,000,000 of the 2021 Securities, which equated to an associated registration fee of $1,528. Accordingly, the unused registration fee paid in connection with the 2021 Registration Statement and the 2021 Securities was $14,837.

In accordance with Rule 457(p) under the Securities Act, the registration fee applicable to the $150,000,000 of securities proposed to be sold pursuant to the current registration statement, in the amount of $22,140, is offset by the remaining balance of $14,837 from the unused registration fee paid in connection with the 2021 Registration Statement and the 2021 Securities.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	NeuroBo Pharmaceuticals, Inc.	S-3	333-256135	5/14/2021		$14,837	Unallocated (Universal) Shelf	-	N/A	136,000,000(2)
Fee Offset Sources	NeuroBo Pharmaceuticals, Inc.	S-3	333-256135		5/14/2021						$16,365(2)

(1) (2)

The Registrant has withdrawn the prior registration statement or has terminated or completed any offering that included the unsold securities under the prior registration statement.

See Note (3) under Table 1 above.